                                                                       Exhibit 1


RESTATEMENT OF US GAAP FINANCIAL INFORMATION


On July 24, 2003, we published US GAAP unaudited financial information for the quarter and year ended June 30, 2003. That US GAAP financial information has been herein restated to reflect the immediate expense on acquisition of the Argonaut mineral rights during the year ended June 30, 1998.

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
                                                                                 (US$ m)
                                                          -------------------------------------------------
                                                                  Quarter ended
GROUP INCOME STATEMENTS                                   -----------------------------        12 months to
FINANCIAL RESULTS                                           Jun-03             Mar-03            Jun-03
(Unaudited)                                               (Restated)         (Restated)         (Restated)
-----------------------                                   ----------         ----------         ----------
Revenues
    Product sales (Gold revenue)                              64.4               65.7              263.2
Cost and expenses                                            (67.6)             (64.3)            (244.6)
                                                           -------            -------            -------
    Production costs                                         (66.4)             (64.0)            (242.2)
    Movement in gold in process                               (0.5)               -                 (0.9)
    Movement in rehabilitation provision                      (0.7)              (0.3)              (1.5)
                                                           -------            -------            -------
Other operating expenses
    Depreciation and amortization                             (4.7)              (2.0)             (10.7)
    Impairment of assets                                     (12.5)               -                (12.5)
    Employment termination costs                              (1.5)              (0.2)              (1.7)
    Management and consulting fees                            (0.7)              (0.8)              (2.5)
    Profit on financial instruments                           10.4               17.8               52.8
    Profit on sale of investments                              2.7                -                 11.0
Administration and general charges                            (2.3)              (3.9)              (9.9)
                                                           -------            -------            -------
    Stock based compensation costs                            (1.2)              (1.2)              (4.3)
    Administration and general charges                        (1.1)              (2.7)              (5.6)
                                                           -------            -------            -------
Net operating (loss)/income                                  (11.8)              12.3               45.1
    Investment income                                          2.4                3.3                9.1
    Other income                                               1.1                0.3                2.5
Finance cost
    Interest expense                                          (2.6)              (1.6)              (5.3)
                                                           -------            -------            -------
(Loss)/profit before taxation                                (10.9)              14.3               51.4
    Loss from associate                                       (3.6)              (2.3)              (5.4)
    Income and mining tax benefit                              0.1                -                  0.1
    Deferred taxation benefit/(charge)                        15.5               (8.5)              (3.9)
                                                           -------            -------            -------
Net profit applicable to shareholders                          1.1                3.5               42.2
                                                           =======            =======            =======

Basic earnings per share (cents)                               0.2                2.0               23.1
Diluted earnings per share (cents)                             0.2                1.9               22.7


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
                                                                               (US$ m)
                                                           -----------------------------------------------
CHANGES IN SHAREHOLDERS'                                         Quarter ended
EQUITY                                                     --------------------------         12 months to
(Unaudited)                                                 Jun-03             Mar-03             Jun-03
------------------------                                   -------            -------            -------
Shareholders' equity at the beginning of the
  period, as previously reported                              48.9               42.9              (11.2)
Prior period adjustment                                       (4.5)              (4.4)              (4.3)
                                                           -------            -------            -------
Shareholders' equity at the beginning of the
  period, as restated                                         44.4               38.5              (15.5)
Share capital issued                                           1.4                1.8               13.1
                                                           -------            -------            -------
    for cash                                                   -                  -                  6.7
    for share options exercised                                0.2                0.6                2.1
    for stock based compensation                               1.2                1.2                4.3
                                                           -------            -------            -------
Movement in retained income                                    2.8                4.1               51.0
                                                           -------            -------            -------
    profit applicable to shareholders                          1.1                3.5               42.2
    mark-to-market on investments                              0.1               (2.0)              (1.8)
    currency adjustments and other                             1.6                2.6               10.6
                                                           -------            -------            -------
Shareholders' equity at the end of the period,
  as restated                                                 48.6               44.4               48.6
                                                           =======            =======            =======



                                                                     (US$ m)
                                                           --------------------------
GROUP CASH FLOW STATEMENTS                                        Quarter ended
ABRIDGED                                                   --------------------------
(Unaudited)                                                 Jun-03             Mar-03
--------------------------                                 -------            -------
  Net cash out flow from operating activities                (14.6)             (11.2)
  Net cash in/(out) flow from investing
    activities                                                 0.4               (9.1)
  Net cash out flow from financing activities                (13.4)              (7.4)
                                                           -------            -------
  Net decrease in cash & equivalents                         (27.6)             (27.7)
  Effect of exchange rate changes on cash                     10.2                3.8
  Cash and equivalents at beginning of period                 63.1               87.0
                                                           -------            -------
  Cash and equivalents at end of period                       45.7               63.1
                                                           =======            =======

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
                                                                                       (US$ m)
GROUP BALANCE SHEETS                                                        -----------------------------
ABRIDGED                                                                      Jun-03             Mar-03
(Unaudited)                                                                 (Restated)         (Restated)
--------------------                                                        ----------         ----------
ASSETS
Current assets                                                                   75.4               93.6
                                                                              -------            -------
Cash and equivalents                                                             45.7               63.1
Receivables                                                                      21.5               21.3
Inventories                                                                       8.2                9.2
                                                                              -------            -------

Mining assets                                                                    83.1               80.5
                                                                              -------            -------
Cost                                                                            383.6              354.4
Accumulated depreciation & amortization                                        (300.5)            (273.9)
                                                                              -------            -------

Other assets                                                                     76.2               63.0
                                                                              -------            -------
Deferred income and mining taxes                                                 47.5               29.3
Non-current assets                                                               28.7               33.7
                                                                              -------            -------

Total assets                                                                    234.7              237.1
                                                                              =======            =======

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities                                                              70.0               70.7
                                                                              -------            -------
Bank overdraft                                                                    3.6                1.6
Accounts payable and accrued liabilities                                         49.9               48.1
Short term portion of long term loans                                            16.4               20.6
Income and mining taxes                                                           0.1                0.4
                                                                              -------            -------

Long term loans                                                                   5.6                5.5
Convertible loan note                                                            61.5               60.7
Deferred financial liability                                                     24.3               33.5
Provision-environmental rehabilitation                                           24.7               22.3

Shareholders' equity                                                             48.6               44.4
Authorised
    300,000,000 ordinary no par value shares
    5,000,000 cumulative preference shares
Issued
    184,222,073 ordinary no par value shares
    5,000,000 cumulative preference shares
                                                                              -------            -------
Stated capital                                                                  360.4              360.2
Additional paid in capital                                                       37.7               36.5
Cumulative preference shares                                                      0.1                0.1
Accumulated loss                                                               (309.5)            (310.6)
Other comprehensive income                                                      (40.1)             (41.8)
                                                                              -------            -------
Total liabilities & shareholders' equity                                        234.7              237.1
                                                                              =======            =======

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RESTATEMENT IMPACT

During the year ended June 30, 1998, we purchased and capitalized the Argonaut mineral rights and subsequently amortized their carrying value. On January 29, 2003, we filed a registration statement on Form F-3 with the United States Securities and Exchange Commission. In the course of the registration process, we determined that the appropriate accounting treatment under US GAAP was to have expensed the cost of the mineral rights on acquisition, in the year ended June 30, 1998. We continue to be intent on exploiting the Argonaut mineral rights and applied for a prospecting permit from the Department of Minerals and Energy on January 22, 2003. To date, approval of the application is still pending.

The impact of the restatement to reflect the immediate expense on acquisition of the Argonaut mineral rights during the year ended June 30, 1998 is as follows:

(Unaudited)                                                                 (US$ m)
                                           ---------------------------------------------------------------------------
                                                            Quarter ended
                                           -------------------------------------------------          Year ended
                                                June 30, 2003             March 31, 2003            June 30, 2003
                                           -----------------------    ----------------------    ----------------------
                                               As                         As                        As
                                           previously        As       previously       As       previously       As
                                            reported      restated     reported     restated     reported     restated
                                           ----------     --------    ----------    --------    ----------    --------
Depreciation and amortization                 (5.1)         (4.7)        (2.3)        (2.0)       (11.9)       (10.7)
(Loss)/profit before tax                     (11.3)        (10.9)        14.0         14.3         50.2         51.4
Net profit applicable to shareholders          0.7           1.1          3.2          3.5         41.0         42.2
Basic earnings per share (cents)                 -           0.2          1.8          2.0         22.4         23.1
Diluted earnings per share (cents)               -           0.2          1.7          1.9         22.1         22.7


(Unaudited)                                             (US$ m)
                              ---------------------------------------------------------------
                                      June 30, 2003                     March 31, 2003
                              ----------------------------      -----------------------------
                              As previously                     As previously
                                reported       As restated        reported        As restated
                              -------------    -----------      -------------     -----------
Mining assets                     87.7             83.1              85.0             80.5
Total assets                     239.3            234.7             241.6            237.1
Accumulated loss                (301.0)          (309.5)           (301.7)          (310.6)
Shareholders' equity              53.2             48.6              48.9             44.4


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
                                                                                (R m)
                                                         -------------------------------------------------
                                                                Quarter ended
GROUP INCOME STATEMENTS                                  -----------------------------        12 months to
FINANCIAL RESULTS                                          Jun-03             Mar-03             Jun-03
(Unaudited)                                              (Restated)         (Restated)         (Restated)
-----------------------                                  ---------          ---------          ---------
Revenues
    Product sales (Gold revenue)                             497.7              550.0            2,385.4
Cost and expenses                                           (518.0)            (540.8)          (2,189.0)
                                                         ---------          ---------          ---------
    Production costs                                        (509.1)            (538.1)          (2,168.9)
    Movement in gold in process                               (3.4)              (0.2)              (7.0)
    Movement in rehabilitation provision                      (5.5)              (2.5)             (13.1)
                                                         ---------          ---------          ---------
Other operating expenses
    Depreciation and amortization                            (36.4)             (16.3)             (91.3)
    Impairment of assets                                     (98.2)               -                (98.2)
    Employment termination costs                             (11.6)              (1.7)             (13.6)
    Management and consulting fees                            (5.7)              (6.7)             (22.1)
    Profit on financial instruments                           84.8              148.9              473.9
    Profit on sale of investments                             17.8                -                106.5
Administration and general charges                           (17.5)             (32.5)             (87.1)
                                                         ---------          ---------          ---------
    Stock based compensation costs                           (10.0)              (9.7)             (39.0)
    Administration and general charges                        (7.5)             (22.8)             (48.1)
                                                         ---------          ---------          ---------
Net operating (loss)/income                                  (87.1)             100.9              464.5
    Investment income                                         18.8               27.3               80.0
    Other income                                               8.5                2.3               21.1
Finance cost
    Interest expense                                         (20.7)             (13.1)             (44.5)
                                                         ---------          ---------          ---------
(Loss)/profit before taxation                                (80.5)             117.4              521.1
    Loss from associate                                      (27.8)             (18.6)             (40.9)
    Income and mining tax benefit                              0.9                0.1                0.8
    Deferred taxation benefit/(charge)                       120.1              (71.8)             (61.4)
                                                         ---------          ---------          ---------
Net profit applicable to shareholders                         12.7               27.1              419.6
                                                         =========          =========          =========

Basic earnings per share (cents)                               6.9               14.7              229.0
Diluted earnings per share (cents)                             6.8               14.6              222.3


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
                                                                               (R m)
                                                         ------------------------------------------------
CHANGES IN SHAREHOLDERS'                                        Quarter ended
EQUITY                                                   ----------------------------        12 months to
(Unaudited)                                                Jun-03             Mar-03            Jun-03
------------------------                                 ---------          ---------          ---------
Shareholders' equity at the beginning of the
  period, as previously reported                             392.2              371.8             (118.1)
Prior period adjustment                                      (36.1)             (38.9)             (44.4)
                                                         ---------          ---------          ---------
Shareholders' equity at the beginning of the
  period, as restated                                        356.1              332.9             (162.5)
Share capital issued                                          11.4               14.5              125.7
                                                         ---------          ---------          ---------
    for cash                                                   -                  -                 68.0
    for share options exercised                                1.4                4.8               18.7
    for stock based compensation                              10.0                9.7               39.0
                                                         ---------          ---------          ---------
Movement in retained income                                   (4.2)               8.7              400.1
                                                         ---------          ---------          ---------
    profit applicable to shareholders                         12.7               27.1              419.6
    mark-to-market on investments                              1.4              (16.7)             (14.5)
    currency adjustments and other                           (18.3)              (1.7)              (5.0)
                                                         ---------          ---------          ---------
Shareholders' equity at the end of the period,
  as restated                                                363.3              356.1              363.3
                                                         =========          =========          =========

                                                                     (R m)
                                                         ----------------------------
GROUP CASH FLOW STATEMENTS                                      Quarter ended
ABRIDGED                                                 ----------------------------
(Unaudited)                                                Jun-03            Mar-03
--------------------------                               ---------          ---------
  Net cash out flow from operating activities               (112.8)             (93.4)
  Net cash in/(out) flow from investing activities             3.3              (75.8)
  Net cash out flow from financing activities               (103.9)             (61.6)
                                                         ---------          ---------
  Net decrease in cash & equivalents                        (213.4)            (230.8)
  Effect of exchange rate changes on cash                     49.1              (16.6)
  Cash and equivalents at beginning of period                505.6              753.0
                                                         ---------          ---------
  Cash and equivalents at end of period                      341.3              505.6
                                                         =========          =========


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
                                                                                        (R m)
GROUP BALANCE SHEETS                                                        ----------------------------
ABRIDGED                                                                      Jun-03             Mar-03
(Unaudited)                                                                 (Restated)         (Restated)
--------------------                                                        ---------          ---------
ASSETS
Current assets                                                                  563.0              750.6
                                                                            ---------          ---------
Cash and equivalents                                                            341.3              505.6
Receivables                                                                     160.8              171.1
Inventories                                                                      60.9               73.9
                                                                            ---------          ---------

Mining assets                                                                   621.9              645.3
                                                                            ---------          ---------
Cost                                                                          2,865.4            2,840.5
Accumulated depreciation & amortization                                      (2,243.5)          (2,195.2)
                                                                            ---------          ---------

Other assets                                                                    569.0              504.7
                                                                            ---------          ---------
Deferred income and mining taxes                                                354.9              234.7
Non-current assets                                                              214.1              270.0
                                                                            ---------          ---------

Total assets                                                                  1,753.9            1,900.6
                                                                            =========          =========

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities                                                             518.6              554.0
                                                                            ---------          ---------
Bank overdraft                                                                   26.8               12.6
Accounts payable and accrued liabilities                                        372.8              385.7
Short term portion of long term loans                                           117.9              152.5
Income and mining taxes                                                           1.1                3.2
                                                                            ---------          ---------

Long term loans                                                                  41.9               44.2
Convertible loan note                                                           464.1              499.4
Deferred financial liability                                                    181.8              268.3
Provision-environmental rehabilitation                                          184.2              178.6

Shareholders' equity                                                            363.3              356.1
Authorised
    300,000,000 ordinary no par value shares
    5,000,000 cumulative preference shares
Issued
    184,222,073 ordinary no par value shares
    5,000,000 cumulative preference shares
                                                                            ---------          ---------
Stated capital                                                                2,200.9            2,199.5
Additional paid in capital                                                       86.7               76.7
Cumulative preference shares                                                      0.5                0.5
Accumulated loss                                                             (1,936.8)          (1,949.5)
Other comprehensive income                                                       12.0               28.9
                                                                            ---------          ---------

Total liabilities & shareholders' equity                                      1,753.9            1,900.6
                                                                            =========          =========

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RESTATEMENT IMPACT

The impact of the restatement to reflect the immediate expense on acquisition of the Argonaut mineral rights during the year ended June 30, 1998 is as follows:

(Unaudited)                                                                   (R m)
                                          --------------------------------------------------------------------------
                                                          Quarter ended
                                          -----------------------------------------------           Year ended
                                              June 30, 2003             March 31, 2003            June 30, 2003
                                          ----------------------     ---------------------    ----------------------
                                              As                         As                      As
                                          previously       As        previously      As       previously       As
                                           reported     restated      reported    restated     reported     restated
                                          ----------    --------     ----------   --------    ----------    --------
Depreciation and amortization                (39.2)       (36.4)       (19.1)       (16.3)      (102.4)       (91.3)
(Loss)/profit before tax                     (83.3)       (80.5)       114.6        117.4        510.0        521.1
Net profit applicable to shareholders          9.9         12.7         24.3         27.1        408.5        419.6
Basic earnings per share (cents)               5.4          6.9         13.2         14.7        222.9        229.0
Diluted earnings per share (cents)             5.3          6.8         13.1         14.6        216.8        222.3

(Unaudited)                                                              (R m)
                                           ---------------------------------------------------------------
                                                  June 30, 2003                     March 31, 2003
                                           ----------------------------      -----------------------------
                                           As previously                     As previously
                                             reported       As restated         reported       As restated
                                           -------------    -----------      -------------     -----------
Mining assets                                  655.2            621.9             681.4            645.3
Total assets                                 1,787.2          1,753.9           1,936.7          1,900.6
Accumulated loss                            (1,903.5)        (1,936.8)         (1,913.4)        (1,949.5)
Shareholders' equity                           396.6            363.3             392.2            356.1